Exhibit 99.1

Tasty Baking Company Reports Fourth Quarter 2009 Financial Results

Company reports commissioning of fourth line at Philadelphia Navy Yard facility

PHILADELPHIA--(BUSINESS WIRE)--March 9, 2010--Tasty Baking Company (NasdaqGM: TSTY) today reported net sales of $43.9 million for its fourth quarter ended December 26, 2009, a 0.3% increase versus the prior year period. For the fourth quarter of 2009, the company reported a net loss of $5.1 million compared to a net loss of $4.6 million in the fourth quarter of 2008. On a pre-tax basis, results for the fourth quarter of 2009 included $4.5 million in accelerated depreciation, $1.8 million in rental expense related to both the company’s new manufacturing facility and corporate headquarters at the Philadelphia Navy Yard, and $1.4 million in non-cash costs related to spare parts that are not expected to be utilized at the new manufacturing facility. On a pre-tax basis, results for the fourth quarter 2008 included $7.8 million in income related to changes in the company’s postretirement medical benefit plan, as well as $1.3 million in accelerated depreciation, and $12.6 million in pension expense in connection with the company’s method of immediately recognizing gains and losses that fall outside its pension corridor.

FINANCIAL HIGHLIGHTS FOURTH QUARTER 2009
$ in millions, except per share data (unaudited)	Q4 2009	Q4 2008	% Change[1]		Fiscal 2009	Fiscal 2008	% Change[1]
Gross Sales	$73.6	$70.6	4.3%		$303.1	$281.2	7.8%
Net Sales	$43.9	$43.7	0.3%		$180.6	$174.0	3.8%
Route Net Sales				2.2%				5.0%
Non-Route Net Sales				-5.6%				0.0%
Depreciation[2]	$6.6	$3.3	99.7%		$16.6	$12.9	29.1%
Gross Margin %[3]	15.3%	17.4%	-2.1 pps		26.2%	24.1%	2.1 pps
Net Income / (Loss)[4]	($5.1)	($4.6)	n/m		($3.4)	($6.8)	n/m
Net Income / (Loss) per Fully-diluted Share[5]	($0.64)	($0.57)	n/m		($0.43)	($0.85)	n/m
Adjusted EBITDA[6]	$1.5	$9.4	-84.2%		$15.4	$18.4	-16.0%

Footnotes:
[1]	Percentages may not calculate due to rounding.
[2]	Includes accelerated depreciation related to the company’s plan to move from its Hunting Park facility of $4.5 million in Q4 2009 and $1.3 million in Q4 2008. In fiscal 2009 and 2008 the company recorded $8.4 million and $5.2 million, respectively, in accelerated depreciation.
[3]	Based on net sales less cost of sales and depreciation. In 2009, accelerated depreciation, as described in footnote 2, reduced gross margin by approximately 1,020 basis points for Q4 and 465 basis points for fiscal 2009. In 2008, accelerated depreciation reduced gross margin by approximately 300 basis points in Q4 and fiscal 2008. In Q2 2009, the company recorded a $3.7 million benefit related to a change in the company’s postretirement life insurance plan. Approximately, $2.2 million of the benefit was recorded in cost of sales, which increased gross margin for fiscal 2009 by approximately 120 basis points. The remainder of the benefit was classified in selling, general, and administrative expenses.
[4]	Due to the after-tax impact of accelerated depreciation as described in footnote 2, net income was reduced by $2.8 million in Q4 2009 and $0.8 million in Q4 2008. In fiscal 2009, net income was reduced by $5.2 million due to after-tax impact of accelerated depreciation and by $3.2 million in fiscal 2008. Net income for fiscal 2009 reflects $2.1 million, after-tax, in income related to the termination of the company’s postretirement life insurance plan in the second quarter of 2009. During the fourth quarter of fiscal 2009, the company identified an error in its financial statements related to fiscal 2007 through the third quarter of fiscal 2009 that related to the capitalization of certain internal labor costs incurred in connection with the transition of the company’s bakery operations to the Philadelphia Navy Yard. The correction of this prior period error was in the fourth quarter of fiscal 2009 and had the effect of increasing selling, general and administrative costs by $0.7 million and reducing net income by $0.4 million. This prior period error is not material to the financial results of the current or previously issued annual financial statements or previously issued interim financial statements
[5]	Accelerated depreciation, as described in footnote 4, reduced Q4 2009 and Q4 2008 net income per fully-diluted share by approximately $0.34 and $0.10, respectively. For fiscal 2009 and 2008, the reduction was approximately $0.64 per share and $0.40 per share, respectively. Net income for fiscal 2009 reflects approximately $0.24 per share of income due to changes in the company’s postretirement life insurance plan.
[6]

Earnings before net interest, income taxes, depreciation, and amortization adjusted for certain items (see reconciliation table of GAAP Net Income to Adjusted EBITDA, a non-GAAP financial measure, provided below)

Charles P. Pizzi, president and chief executive officer of Tasty Baking Company, said, “During the fourth quarter of 2009, we continued to outpace the category in both sales dollars and units for our Route territories as compared to the fourth quarter of the prior year. Continuing to grow the top-line in a profitable manner is a priority for us as we begin to leverage our new manufacturing facility, invest in the business, and develop new products to help keep the brand relevant and top-of-mind with consumers.”

Mr. Pizzi concluded, “With regards to the new bakery project, we continue to be on budget and ahead of our original schedule. We currently have four of seven production lines up and running at the new bakery and we have re-located our distribution center to the Philadelphia Navy Yard facility. We still anticipate completing the transition of production in the Spring of 2010.”

RESULTS OF OPERATIONS

Net sales in the fourth quarter of 2009 increased 0.3% versus the comparable period in 2008 driven by a 2.2% increase in Route net sales while Non-Route net sales declined 5.6% compared to the same period a year ago. Route net sales benefited from increased sales volumes, particularly for the company’s Family Pack products, and the benefits of higher selling prices, which were partially offset by higher product returns and promotion expense as compared to the same period a year ago. The decline in Non-Route net sales during the fourth quarter of 2009 resulted primarily from higher promotional expense with third party distributors combined with lower sales volumes within the vending channel.

Total cost of sales, excluding depreciation, for the fourth quarter of 2009 decreased 7.0%, or $2.3 million, versus the fourth quarter of 2008 on a unit volume increase of 0.9%. The decrease in cost of sales was driven by a $0.8 million reduction in key ingredients and packaging costs combined with a $1.5 million decline in fixed manufacturing expenses. Driving the year over year reduction in fixed manufacturing expenses was the $4.8 million net impact of a pension corridor charge and postretirement medical insurance plan termination benefit that occurred in the fourth quarter of 2008, but that did not reoccur in the fourth quarter of 2009, $2.9 million of which was recorded in cost of sales and $1.9 million of which was recorded as a component of selling, general and administrative expenses. Partially offsetting the $2.9 million net impact was $1.5 million in non-cash rental expense in the fourth quarter of 2009 associated with the commencement of the operating lease for the company’s new manufacturing facility at the Philadelphia Navy Yard.

Gross profit declined $0.9 million, or 11.5%, in the fourth quarter of 2009 as compared to the fourth quarter of 2008. This decline was primarily driven by a $3.3 million increase in depreciation expense resulting almost entirely from accelerated depreciation related to the company’s transition to the new manufacturing facility at the Philadelphia Navy Yard. Partially offsetting this increase was a $2.3 million reduction in cost of sales.

Selling, general and administrative expense declined $0.8 million, or 5.4%, in the fourth quarter of 2009 versus the comparable period in 2008. This decrease was mainly attributable to the $1.9 million net impact of a pension corridor charge and postretirement medical insurance plan termination benefit that occurred in the fourth quarter of 2008, but that did not reoccur in the fourth quarter of 2009. This benefit was partially offset by $0.5 million in higher salary related expenses, incremental investments in marketing and brand building activities, as well as a $0.3 million increase in rental costs associated with the company’s corporate offices.

Paul D. Ridder, senior vice president and chief financial officer, said, “We remain focused on managing costs and risks, including those associated with the transition to the new manufacturing and distribution facility as well as continuing to identify opportunities to generate further profitable growth across all components of our business.”

CONFERENCE CALL

Tasty Baking Company management will host a conference call Tuesday, March 9, 2010, at 11:00 a.m. ET to discuss the company’s financial results and other business developments. Investors will have the opportunity to listen to the call over the Internet at Tasty Baking Company’s web site, http://www.tastykake.com. The webcast link can be found in the “Investors” section, under the subheading “Webcasts & Presentations.” For those who cannot listen to the live web broadcast, a replay will be available shortly after the call and will remain available for ninety days on the company’s website. To access a telephone replay, please call 1-800-642-1687 and enter the passcode “55872600”. The telephone replay will be accessible approximately one hour after the completion of the conference call on March 9, 2010 and will be available until March 16, 2010, 11:59 p.m. ET.

NON-GAAP FINANCIAL MEASURES

In addition to the reported results presented in accordance with generally accepted accounting principles (GAAP) in this press release, the company presented EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA represents earnings before net interest, income taxes, depreciation, and amortization. The table below reconciles net income, presented in accordance with GAAP, to earnings before net interest, income taxes, depreciation, and amortization (EBITDA), which is a non-GAAP financial measure. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to: i) the severance costs recorded in fiscal 2008 and 2009 primarily related to the company's planned transition to its new manufacturing facility at the Philadelphia Navy Yard; ii) additional pension expense recorded in fiscal 2008 in connection with the company's method of immediately recognizing gains and losses that fall outside the pension corridor; iii) charges in fiscal 2009 for spare parts for machinery not expected to be used at the new manufacturing facility; and iv) non-cash rental expense in fiscal 2009 for the corporate offices and new bakery at the Philadelphia Navy Yard. The company also presented gross profit and gross margin, GAAP financial measures, excluding the impact of depreciation (“gross profit excluding depreciation” and “gross margin excluding depreciation”), which are non-GAAP financial measures, to provide a more comparable metric to prior quarters’ performance. The company believes that these non-GAAP financial measures, viewed in addition to the company’s reported GAAP results, provide useful information and greater transparency to investors in regards to the company’s performance and position within its industry. The company uses these non-GAAP financial measures internally to evaluate the company’s operating performance on a period over period basis and for forecasting future periods. EBITDA, Adjusted EBITDA, gross profit excluding depreciation, and gross margin excluding depreciation as presented herein are not necessarily comparable to similarly titled measures of other companies. A schedule is included below that provides a reconciliation of EBITDA and Adjusted EBITDA to net income, the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA. In addition, a schedule is provided below reconciling gross profit and gross margin excluding depreciation to gross profit and gross margin.

ABOUT TASTY BAKING COMPANY

Tasty Baking Company (NasdaqGM: TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country’s leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the company’s website or by calling 1-800-33-TASTY.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. These forward-looking statements may be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "would," "is likely to," or "is expected to" and other similar terms. There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the costs to complete a new facility and relocate thereto, the risks of business interruption while transitioning to a new facility, possible disruption of production efficiencies arising out of the company’s announcement of and subsequent reduction in workforce, the costs and availability of capital to fund improvements or new facilities, the success of marketing and sales strategies and new product development, the ability to enter new markets successfully, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company’s annual report to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. There can be no assurance that the company will succeed in implementing its manufacturing and sales strategies or that estimated operating cash savings will be realized. The company assumes no obligation to update publicly or revise any forward-looking statements.

TASTY BAKING COMPANY AND SUBSIDIARIES
CONSOLIDATED HIGHLIGHTS OF OPERATING RESULTS
(Unaudited)
(000's, except per share amounts)

			13 Weeks Ended		52 Weeks Ended
			12/26/2009	12/27/2008	12/26/2009	12/27/2008

	Gross sales		$73,588	$70,555	$303,105	$281,175
	Less discounts and allowances		(29,730)	(26,808)	(122,543)	(107,209)
	Net sales		43,858	43,747	180,562	173,966

	Cost of sales, exclusive of depreciation shown below		30,534	32,839	116,575	119,192
	Depreciation		6,595	3,303	16,640	12,886
	Selling, general and administrative (a)		13,467	14,232	51,028	49,404
	Interest expense		808	564	2,678	2,074
	Other (income) / expense, net		1,325	(190)	68	900

	Income / (loss) before provision for income taxes		(8,871)	(7,001)	(6,427)	(10,490)

	Provision for income taxes		(3,738)	(2,431)	(3,038)	(3,684)

	Net income / (loss) (a)		$(5,133)	$(4,570)	$(3,389)	$(6,806)

	Average number of shares outstanding:	Basic	8,102	8,034	8,072	8,034
		Diluted	8,102	8,034	8,072	8,034
	Per share of common stock:

Net income / (loss):	Basic		($0.64)	($0.57)	($0.43)	($0.85)
	Diluted		($0.64)	($0.57)	($0.43)	($0.85)

	Cash Dividend		$0.05	$0.05	$0.20	$0.20

(a) During the fourth quarter of fiscal 2009, the company identified an error in its financial statements related to fiscal 2007 through the third quarter of fiscal 2009 that related to the capitalization of certain internal labor costs incurred in connection with the transition of the company’s bakery operations to the Philadelphia Navy Yard. The correction of this prior period error was in the fourth quarter of fiscal 2009 and had the effect of increasing selling, general and administrative costs by $681 and reducing net income by $417. This prior period error is not material to the financial results of the current or previously issued annual financial statements or previously issued interim financial statements.

TASTY BAKING COMPANY AND SUBSIDIARIES
CONSOLIDATED HIGHLIGHTS OF BALANCE SHEET
(Unaudited)
(000's)

	12/26/2009	12/27/2008

Current assets	$31,799	$34,674
Property, plant, and equipment, net	121,652	98,288
Other assets	36,019	26,235

Total assets	$189,470	$159,197

Current liabilities	$31,865	$23,732
Long-term debt	89,534	58,393
Accrued pension and other liabilities	40,287	41,879
Postretirement benefits other than pensions	-	2,226
Shareholders' equity	27,784	32,967

Total liabilities and shareholders' equity	$189,470	$159,197

Reconciliation of GAAP and Non-GAAP Financial Measures, as reported in the Tasty Baking Company earnings release of March 9, 2010

The table below reconciles net income, presented in accordance with GAAP, to earnings before net interest, income taxes, depreciation, and amortization (EBITDA), which is a non-GAAP financial measure. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to: i) the severance costs recorded in fiscal 2008 and 2009 primarily related to the company's planned transition to its new manufacturing facility at the Philadelphia Navy Yard; ii) additional pension expense recorded in fiscal 2008 in connection with the company's method of immediately recognizing gains and losses that fall outside the pension corridor; iii) charges in fiscal 2009 for spare parts for machinery not expected to be used at the new manufacturing facility; and iv) non-cash rental expense in fiscal 2009 for the corporate offices and new bakery at the Philadelphia Navy Yard.

(in thousands)
(unaudited)

	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	12/26/2009	12/27/2008	12/26/2009	12/27/2008

Net income / (loss)	$(5,133)	$(4,570)	$(3,389)	$(6,806)
Add / (subtract):
Net interest	613	341	1,845	1,166
Provision for income taxes	(3,738)	(2,431)	(3,038)	(3,684)
Depreciation	6,595	3,303	16,640	12,886
Amortization	94	75	372	328
EBITDA	(1,569)	(3,282)	12,430	3,890

Add Back / (subtract): severance expense / (income)	141	47	(470)	1,850
Add Back: obsolete spare parts transition expense	1,368	-	1,368	-
Add Back: non-cash building rentals	1,545	-	2,097	-
Add Back: additional pension expense outside corridor	-	12,631	-	12,631

Adjusted EBITDA	$1,485	$9,396	$15,425	$18,371

The table below reconciles gross profit and gross margin, presented in accordance with GAAP, to gross profit excluding depreciation and gross margin excluding depreciation, which are non-GAAP financial measures.

(in thousands)
(unaudited)

	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	12/26/2009	12/27/2008	12/26/2009	12/27/2008

Net Sales	$43,858	$43,747	$180,562	$173,966
Subtract:
Cost of sales, exclusive of depreciation	30,534	32,839	116,575	119,192
Depreciation	6,595	3,303	16,640	12,886
Gross Profit	$6,729	$7,605	$47,347	$41,888
Gross margin including depreciation (% of net sales)	15.3%	17.4%	26.2%	24.1%

Add:
Depreciation	6,595	3,303	16,640	12,886
Gross Profit excluding depreciation	$13,324	$10,908	$63,987	$54,774
Gross margin excluding depreciation (% of net sales)	30.4%	24.9%	35.4%	31.5%

CONTACT:
Tasty Baking Company
Chad Ramsey
V.P., Financial Planning & Investor Relations
215-221-8538
chad.ramsey@tastykake.com
or
Paul D. Ridder
Chief Financial Officer
215-221-8500